Exhibit 10.15

FIRST AMENDMENT
TO

EARN-OUT AGREEMENT

This FIRST AMENDMENT TO EARN-OUT AGREEMENT (this “Amendment”) is effective as of September 14, 2010, by and among Groupon, Inc., a Delaware corporation (“Groupon”), Groupon Germany GbR, a German law partnership (“Purchaser”), CD-Inv Holding UG (haftungsbeschränkt) Beteiligungs KG (“Holding KG No 1”), CD-Rocket Holding UG (haftungsbeschränkt) Beteiligungs KG (“Holding KG No 2”), and CityDeal Management UG (haftungsbeschränkt) & Co. Beteiligungs KG (“Holding KG No 3”), each a German limited partnership (collectively, the “Sellers”), and CityDeal Europe GmbH, a German limited liability company (the “Company”).  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Earn-Out Agreement dated as of May 15, 2010 (the “Earn-Out Agreement”), by and among Groupon, Purchaser, Sellers, Holding KG No 1, Holding KG No 2, Holding KG No 3, and the Company.

RECITALS:

WHEREAS, the parties hereto constitute each of the parties to the Earn-Out Agreement required to amend the Earn-Out Agreement; and

WHEREAS, the parties hereto now desire to amend the Earn-Out Agreement in accordance with Section 7 of the Earn-Out Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto agree to amend the Earn-Out Agreement as follows:

AGREEMENT:

1.             The following definitions shall be inserted in their proper alphabetical order into Section 1 of the Earn-Out Agreement:

“Eligible Revenue” shall mean an amount equal to the lesser of (i) twenty-five percent (25%) of the Revenue for the Earn-Out Period and (ii) fifty percent (50%) of the Total Unredeemed Vouchers.

“Total Unredeemed Vouchers” shall mean the value of all of the Unredeemed Vouchers as of the last day of the Earn-Out Period.

2.             The definition of “Costs of Good Sold” in Section 1 of the Earn-Out Agreement is hereby amended and restated in its entirety as follows:

“Costs of Goods Sold” shall mean, for any period, the difference between (A) the sum of all payments and accruals for payments to merchants by the Company and its subsidiaries for Vouchers sold during such period (provided, that for avoidance of doubt, for every individual sale of a Voucher, there shall be a related payment or accrual to the applicable merchant for so long as the Voucher is not expired in particular due to a lapse of the validity period of such

Voucher as determined in accordance with GAAP), minus (B) two (2) times the portion of Guarantee Amount, if any, which Sellers have promised to pay to the Company pursuant to Section 2(b)(vii) hereof.  For avoidance of doubt, it is agreed that “Costs of Good Sold” shall be reduced to take into account the effect of any and all Negotiated Discounts during the Earn-Out Period which have been approved by Groupon pursuant to Section 3(a) hereof, provided that, if it is determined by a court of competent jurisdiction that Groupon unreasonably withhleld its approval of any Negotiated Discounts pursuant to Section 3(a) hereof, the effect of such Negotiated Discounts shall also be taken into account.

3.             The first sentence of Section 2(b)(vii) of the Earn-Out Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding the foregoing, if (A) the Gross Profit (determined without taking into account clause (B) of the definition of “Costs of Goods Sold”) for the Earn-Out Period is less than twenty percent (20%) of the Revenue or (B) the EBITDA (determined without taking into account clause (B) of the definition of “Costs of Goods Sold”) for the Earn-Out Period is less than zero (0), then Sellers (or their designees) may elect, at their option, to promise to pay to the Company, in cash, an amount up to fifty percent (50%) of the Eligible Revenue (the “Guarantee Amount”), if and to the extent that the Sellers’ Representative in good faith reasonably believes that an amount of the Total Unredeemed Vouchers equal to or greater than the Guarantee Amount will remain Unredeemed Vouchers following the end of the Earn-Out Period until the expiration date of the last Unredeemed Voucher making up the Total Unredeemed Vouchers or the applicable statutory limitation relating to such last Unredeemed Voucher, whichever is earlier (such expiration or limitation date, the “Final Unredeemed Voucher Date”).”

4.             The following shall be inserted as new Section 2(b)(viii) of the Earn-Out Agreement:

“(viii)      Notwithstanding the foregoing, if the Company fails to achieve one or more of the Revenue targets set forth in Sections 2(b)(i) through 2(b)(vi), then solely for purposes of calculating the Contingent Purchase Price Consideration (and any related Special Payments) pursuant to Sections 2(b)(i) through 2(b)(vi), the definition of Revenue shall be determined as if the businesses conducted by Groupon and its subsidiaries with respect to each of Chile, Brazil, Russia and Japan were included in the business conducted by the Company and its subsidiaries.  For the avoidance of doubt, (x) in the event the Company fails to achieve one or more of the Revenue targets set forth in Sections 2(b)(i) through 2(b)(vi), the financial performance of the Company and its subsidiaries (and the corresponding increase to Revenue) shall take in account and shall include the financial performance of Groupon and its subsidiaries with respect each of Chile, Brazil, Russia and Japan and (y) the definitions of Gross Profit, Costs of Goods Sold and EBITDA in all events shall be determined solely with respect to the business conducted by the Company and its subsidiaries.”

5.             Except as amended herein, all terms and provisions contained in the Earn-Out Agreement shall remain in full force and effect.

6.             This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

GROUPON, INC.

By:	/s/ Andrew Mason
Name: Andrew Mason
Title: CEO

GROUPON GERMANY GbR

By:	Groupon, Inc., its Authorized Person

By:	/s/ Andrew Mason
Name: Andrew Mason
Title: CEO

CD-INV HOLDING UG (HAFTUNGSBESCHRÄNKT) BETEILIGUNGS KG

By:	/s/ Sascha Leske
Name: Sascha Leske
Title:

CD-ROCKET HOLDING UG (HAFTUNGSBESCHRÄNKT) BETEILIGUNGS KG

By:	/s/ Sascha Leske
Name: Sascha Leske
Title:

CITYDEAL MANAGEMENT UG (HAFTUNGSBESCHRÄNKT) & CO. BETEILIGUNGS KG

By:	/s/ Sascha Leske
Name: Sascha Leske
Title:

CITYDEAL EUROPE GmbH

By:	/s/ Sascha Leske
Name: Sascha Leske
Title: